EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     As independent certified public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement.





/s/ ARTHUR ANDERSEN LLP


ARTHUR ANDERSEN LLP



Fort Lauderdale, Florida,

 June 9, 1999.